[Prudential Logo]
            EXHIBIT 30(e)(iii)
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APPLICATION FOR LIFE INSURANCE

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Proposed Insured

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Submitted By
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Name & Title Contract No. Agcy. No./Rep. Init. Office Code
Detached Office

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Credit
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[ ] Debit Ord. [ ] New Acct. [ ] Existing Acct. No. of Apps.__________ Fam.
Acct. No.

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[ ] Reg. Ord. Premium Quoted/Scheduled Premium Payment $______________________________________ (According
to mode selected)

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[ ] Pruco FOR FIELD OFFICE STAFF TO COMPLETE: Control No. _________ County Code __________
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ORD 84376 82 NEW JERSEY

Part 1 Application to [ ] The Prudential Insurance Company of America No.
[ ] Pruco Life Insurance Company*
[ ] Pruco Life Insurance Company of New Jersey*
* A Subsidiary of The Prudential Insurance Company of America
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1a. Proposed Insured's name -- first, initial, last (Print) 1b. Sex 2a. Date of birth 2b. Age
2c. Place of birth
Mo. Day Yr.
[ ]M [ ]F
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3. [ ] Single [ ] Married [ ] Widowed [ ] Separated [ ] Divorced 4. Occupation(s)
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5. Address for mail No. Street City
State Zip

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6a. Kind of policy 6b. Initial amount 7.
Accidental death coverage
$ initial
amount $
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8. Beneficiary: (Include name, age and relationship.) 9. List all life insurance on proposed Insured.
(If NONE, so state.)
a. Primary (Class 1): b. Contingent (Class 2) if any: Initial Yr.
Kind Medical
Company amt. issued (Indiv.,
Group) Yes No

[ ] [ ]
_________________________________________________________
___________________________________________________________________
(For insurance payable upon death of (1) the Insured,
and [ ] [ ]
(2) an insured child after the death of the Insured if
___________________________________________________________________
there is no insured
spouse.) [ ] [ ]

___________________________________________________________________

[ ] [ ]

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10. Other person(s) proposed for coverage including the Applicant for Applicant's Waiver of Premium benefit (AWP)

Relationship to Date of birth
Total life insurance
Name--first, initial, last Sex proposed Insured Mo. Day Yr. Age Place of birth in all companies
a. Spouse $
___________________________________________________________________________________________________________________________________

b. $
___________________________________________________________________________________________________________________________________
c. $
___________________________________________________________________________________________________________________________________
d. $
___________________________________________________________________________________________________________________________________
e. $
___________________________________________________________________________________________________________________________________
f. $
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11. Supplementary benefits: a. For proposed Insured b. For spouse, children, Applicant for AWP
Type and duration of benefit Amount Type and duration of
benefit Amount
$ $
___________________________________________________________________________________________________________________________________
$ $
___________________________________________________________________________________________________________________________________
$ $
___________________________________________________________________________________________________________________________________
[ ] Option to Purchase Additional Ins. $ [ ] Applicant's Waiver of Premium benefit
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12. State any special request.

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13. Will this insurance replace or change any existing insurance or annuity in any company on any person named Yes No

in 1a or 10? If "Yes", give their names, name of company, plan, amount and policy numbers. [ ] [ ]

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14. Is anyone applying for, or trying to reinstate, life or health insurance on any person named in 1a or 10 in Yes No
this or any company? If "Yes", give amount, details and
company. [ ] [ ]

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15. Does any person named in 1a or 10 plan to live or travel outside the United States and Canada within the next Yes No
12 months? If "Yes", give
details. [ ] [ ]
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16. Has any person named in 1a or 10 operated or had any duties aboard an aircraft, glider, balloon, or like Yes No
device, within the last 2 years, or does any such person have any plans to do so in the future? If
"Yes", [ ] [ ]
complete Aviation Questionnaire.
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17. Has any person named in 1a or 10, within the last 12
months: Yes No
a. been treated by a doctor for or had a known heart attack, stroke or cancer other than of the skin?
............ [ ] [ ]
b. had an electrocardiogram for any physical complaint, or taken medication for high blood pressure?
............. [ ] [ ]
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18. Premiums payable [ ] Ann. [ ] Semi-Ann. [ ] Quar. [ ] Mon. [ ] Pay. Budg. [ ] Pru-Matic [ ] Gov't.
Allot.
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19. Amount paid $ [ ] None (Must be "None" if either 17a or 17b is answered "Yes".)
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20. Is a medical examination to be made on a. the proposed
Insured?.................................................. Yes [ ] No [ ]
b. spouse (if proposed for coverage)?
.................................... Yes [ ] No [ ]
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21. If 20a or 20b is "Yes", is it agreed that no insurance will take effect on anyone proposed for coverage until Yes No
the person(s) indicated in 20 have been examined, even if 19 shows that an amount has been paid?
................. [ ] [ ]
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22. Changes made by the Company

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ORD 84376-82 NEW JERSEY Page 1 (Continued on page 2)

Continuation of Part 1 of Application
Complete on all persons named in 1a and 10 if any one of them can have insurance on a non-medical basis.
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23. Height and weight of:
a. Proposed Insured Ht._______ Wt._______ b. Spouse Ht.________ Wt.________ c. Applicant for AWP Ht.________
Wt.________
Has the weight changed more than 10 pounds in the past year? Yes [ ] No [ ] If "Yes", give details in 30.
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24. Has the proposed Insured or spouse ever smoked? a. Proposed Insured Yes [ ] No [ ] b. Spouse Yes [ ]
No [ ]
If "Yes", give date(s) last smoked: Cigarettes Cigars Pipe
Proposed Insured Mo.______ Yr. ______ Mo.______ Yr. ______ Mo.______ Yr. ______
Spouse Mo.______ Yr. ______ Mo.______ Yr. ______ Mo.______ Yr. ______
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25. When was a doctor last consulted by: a. Proposed Insured? b. Spouse? c. Applicant for AWP?
Mo.______ Yr. ______ Mo.______ Yr. ______ Mo.______
Yr. ______
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26. Has any person to be covered now being treated or taking medicine for any condition or disease?
.................Yes [ ] No [ ]
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27. Has any person to be covered
ever: Yes No
a. had any surgery or been advised to have surgery and has not done so?............................................... [ ] [ ]
b. been in a hospital, sanitarium or other institution for observation, rest, diagnosis or treatment?
................ [ ] [ ]

c. regularly used or is any such person now using, barbiturates or amphetamines, marijuana or other hallucinatory drugs, or heroin, opiates or other narcotics, except as prescribed by a doctor?
..................... [ ] [ ]
d. been treated or counseled for alcoholism?
......................................................................... [ ] [ ]
e. had life or health insurance declined, postponed, changed, rated-up or withdrawn?
................................. [ ] [ ]
f. had life or health insurance canceled, or its renewal or reinstatement refused?
................................... [ ] [ ]
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28. Other than as shown above, in the past 5 years has any person to be covered: Yes No
a. consulted or been attended or examined by any doctor or other practitioner?
...................................... [ ] [ ]
b. had electrocardiograms, X-rays for diagnosis or treatment, or blood, urine, or other medical tests?
.............. [ ] [ ]
c. made claim for or received benefits, compensation, or a pension because of sickness or injury?
................... [ ] [ ]
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29. Does any person to be covered now have a known sign of any physical disorder, disease or defect not shown above? Yes [ ] No [ ]
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30. What are the full details of the answer to 25 and to each part of 23 and 26 thru 29 which is answered "Yes"?

Name & Full names and
addresses of
Question No. Illness or other resason Dates and duration of illness doctors and hospitals

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

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Those who sign below declare, to the best of their knowledge and belief, that the statements in this application are complete and
true.

When the Company gives a Temporary Indurance Agreement form, ORD 84376A-82 New Jersey, of the same date as this
Part 1, coverage
will start as shown in that form. Otherwise, no coverage will start unless: (1) a contract is issued, (2) it is accepted, and (3)
the full first premium is paid while all persons to be covered are living and their health remains as stated in
Part 1. If all these
take place, coverage will start on the contract date. If the Company makes a change as indicated in 22 it will be approved by
acceptance of the contract. But where the law requires written consent for any change in the application, such as change can be made
only if those who sign this form approve the change in writing. No agent can make or change a contract, or waive any of the
Company's rights or needs.

OWNERSHIP: Unless otherwise asked for above, the owner of the contract will be (1) the applicant if other than the proposed Insured,
otherwise (2) the proposed Insured. But this is subject to any automatic transfer of owership stated in the contract.

Signature of Proposed Insured (If Age 8 or over)

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Dated at on , 19 Signature of Applicant (If other than proposed
Insured)
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City/State
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Witness (If applicant is a firm or corporation, show that
company's name)

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(Licensed agent must witness where required by law)
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(Signature and title of officer signing for that
company)

ORD 84376-82 NEW JERSEY Page 2

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ACKNOWLEDGEMENT

I have received and read a copy of the IMPORTANT NOTICE ABOUT YOUR APPLICATION
FOR INSURANCE.

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Date
, 19
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AUTHORIZATION For the Release of Information to:
[ ] The Prudential Insurance Company of America
[ ] Pruco Life Insurance Company
[ ] Pruco Life Insurance Company of New Jersey

To: Any licensed physician, medical practitioner, hospital, clinic or like facility, insurance company or the Medical Information Bureau, Inc. or other organization, institution or person.

To determine eligibility for life insurance coverage, I authorize you to give the Company checked above and, through it, to its reinsurers and the Medical
Information Bureau, any data or records you may have about me or my mental or physical health. This also applies to any child proposed for insurance in the application.

This authorization is valid until two years after the effective date of any contract issued in connection with this authorization. A photo of this form will be as valid as the original. (The person who signs this form may have a copy of it upon request.)

Signature of Proposed Insured (if age 15 or over) otherwise Applicant

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Signature of Spouse (if proposed for coverage)

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ORD 84377 82 NEW JERSEY
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[ ] The Prudential Insurance Company of America
[ ] Pruco Life Insurance Company [ ] Pruco Life Insurance Company of New Jersey

IMPORTANT NOTICE ABOUT YOUR APPLICATION FOR INSURANCE
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Before we can issue a policy we must first underwrite your application. This means that we evaluate all the information necessary to determine if you qualify for the insurance.

In addition to the information on the application, a medical examination may be required. We also ask you to authorize any doctor, hospital or other organization or person who has any data about you to give us any such information.

We may ask for a report from a consumer reporting agency. These reports provide information about a person's character, residence, activities, general reputation, personal characteristics and mode of living. The agency may get this information through interviews with friends, neighbors and associates. Any person on whom we ask for a report has a right to ask to be interviewed. You may also get a copy of the report from the consumer reporting agency which completed
it. An agency may keep the information it has about you and disclose it to other persons. If you would like further information as to the nature and scope of these reports, it will be provided upon request.

Any information which we obtain about you will be treated as confidential.
However, we may give this information, as necessary, to: your doctor, if we find a serious health problem which you do not know about; persons conducting mortality or morbidity studies; and affiliate companies for marketing purposes.
If you ask, we will describe any other circumstances when we may disclose information about you without your prior authorization.

ORD 84378-82 NEW JERSEY (Continued on reverse)

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[ ] The Prudential Insurance Company of America
[ ] Pruco Life Insurance Company*
[ ] Pruco Life Insurance Company of New Jersey*
* A Subsidiary of The Prudential Insurance Company of America

TEMPORARY INSURANCE AGREEMENT

We, the Company, agree to provide temporary insurance as follows:
1. It will start on the latest of these dates: (a) the date of this agreement,
(b) the date of completion of all medical examinations agreed to, and (c)
any date asked for in the application.
2. This insurance is subject to the terms of the contract applied for.
3. The sum of all death benefits for any person who is to be covered by this insurance will be the amount asked for on that person or $250,000,

whichever is less.

The temporary insurance will end:
1. When we issue a contract as applied for. It will replace the temporary insurance.
2. When we issue a contract other than as applied for. It will replace the temporary insurance if: (a) it is accepted on delivery (this includes paying at the same time any excess of the correct first premium over the amount shown below); and (b) the persons who are to be covered are living when the contract is delivered. If the contract is not accepted on delivery the temporary insurance will end at once.
3. When we tell you that we rejected the application or when we tell you that we will not consider it on a prepaid basis.
4. At the end of 60 days if the temporary insurance has not been ended as we state in 1, 2 or 3.

ORD 84376A-82 NEW JERSEY (Continued on reverse) Printed in U.S.A.
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Names and addresses of three Friends or Business Associates:

1. Name _______________________________________________________________________

Address ____________________________________________________________________

2. Name _______________________________________________________________________

Address ____________________________________________________________________

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We may also make a brief report to the Medical Information Bureau (MIB) which provides an information exchange for its member insurance companies. When you apply for life or health insurance or submit a claim for benefits to any member company, MIB will, on request, give that company the information in its file. If you wish to know if there is an MIB report about you or if you question its accuracy, you may contact MIB at Post Office Box 105, Essex Station, Boston, MA
02112, (617) 426-3660.

If you have any questions concerning any of the personal information which we obtain or report, let us know. You have the right to see this information and to correct, amend or delete any information which may be wrong. We will tell you how to do this if you ask us.

If we are unable to issue the policy you requested, we will tell you and explain the reasons.

Thank you for applying to us for insurance.

Corporate Offices, Newark, N.J.

These Regional Home Offices of The Prudential Insurance Company of America are
also Service Offices of Pruco Life Insurance Company. Asterisk (*) designates
Service Offices of Pruco Life Insurance Company of New Jersey.

Central Atlantic Home Office, Northeastern Home Office,
Fort Washington, Pa. Boston, Mass.*
Eastern Home Office, South-Central Home Office,
South Plainfield, N.J.* Jacksonville, Fla.
Mid-America Home Office, Southwestern Home Office,
Chicago, Ill. Houston, Tex.
North Central Home Office, Western Home Office,
Minneapolis. Minn. Los Angeles, Calif.
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We received $_____________ on_________, 19___ from __________________________.

This amount was paid when a life insurance application was signed, on the same date, in which ____________________________________________ is named as the proposed Insured. This agreement is issued on the condition that any check, draft or other order for the payment of money is good and can be collected.
ALL CHECKS MUST BE DRAWN ONLY TO THE COMPANY AND NOT TO ANY OTHER PARTY.

No change may be made in the terms and conditions of this form. No statement which claims to make such a change will bind the Company.

Field Office Writing Representative (Agent)

___________________________________ ________________________________________

The Prudential Insurance Company of America

Pruco Life Insurance Company Pruco Life Insurance Company of New Jersey

Corporate Offices, Newark, N.J.

These Regional Home Offices of The Prudential Insurance Company of America are
also Service Offices of Pruco Life Insurance Company. Asterisk (*) designates
Service Offices of Pruco Life Insurance Company of New Jersey.

Central Atlantic Home Office, Northeastern Home Office,
Fort Washington, Pa. Boston, Mass.*
Eastern Home Office, South-Central Home Office,
South Plainfield, N.J.* Jacksonville, Fla.
Mid-America Home Office, Southwestern Home Office,
Chicago, Ill. Houston, Tex.
North Central Home Office, Western Home Office,
Minneapolis, Minn. Los Angeles, Calif.
_____________________________________________________________

Note--Unless you get a contract, or your money back within eight weeks from the date of this agreement, please notify the Company. Give the amount paid, date of payment, and name of person to whom paid. (Locations are shown above.)
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3. Name _______________________________________________________________________

Address ____________________________________________________________________

Furnished by ___________________________________________________________
(Name of Proposed Insured/Applicant)

Proposed Insured's Expiration Dates: Auto ___________ Homeowners ______________

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